JOY GLOBAL INC.

Oren B. Azar Secretary and Associate General Counsel

January 31, 2005

Joy Global Inc.
100 E. Wisconsin Ave, Suite 2780
Milwaukee, WI 53202

Ladies and Gentlemen:

        I am the Secretary and Associate General Counsel of Joy Global Inc., a Delaware corporation (the “Company”), and have acted as its counsel in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”), of the following securities of the Company with an aggregate initial public offering price of up to $500,000,000:

(a)	common stock, par value $1.00 per share, together with the associated preferred stock purchase rights (“Common Stock”),

(b)	preferred stock, par value $1.00 per share (“Preferred Stock”),

(c)	debt securities, including any guarantees endorsed thereon (“Debt Securities”),

(d)	warrants to purchase Common Stock (“Stock Warrants”),

(e)	warrants to purchase Debt Securities (“Debt Warrants”),

(f)	contracts for the purchase of securities (“Purchase Contracts”),

(g)	units comprised of one or more other securities offered under the Prospectus (“Units”), and

(h)	depositary shares representing fractional interests in Common Stock, Preferred Stock or Debt Securities (Depositary Shares).

The Debt Warrants and Stock Warrants are collectively referred to as “Warrants,” and Warrants, Common Stock, Preferred Stock, Debt Securities, Purchase Contracts, Units and Depositary Shares are collectively referred to as “Securities.”

        Debt Securities will be issued in one or more series and may be either senior debt securities (the “Senior Securities”) to be issued pursuant to an indenture in the form filed as an exhibit to the Registration Statement (the “Senior Indenture”) and, if applicable, one or more supplemental indentures, to be entered into among the Company, any subsidiaries of the Company that execute any such supplemental indentures as guarantors (the “Senior Subsidiary Guarantors”), and the trustee (the “Senior Trustee”), or subordinated debt securities (the “Subordinated Securities”) to be issued pursuant to an indenture in the form filed as an exhibit to the Registration Statement (the “Subordinated Indenture”) and, if applicable, one or more supplemental indentures, to be entered into among the Company, any subsidiaries of the Company that execute any such supplemental indentures as guarantors (the “Subordinated Subsidiary Guarantors”), and the trustee (the “Subordinated Trustee”).

        Debt Warrants will be issued under a debt warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Debt Warrant Agreement”). Stock Warrants will be issued under a stock warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Stock Warrant Agreement,” and together with any Debt Warrant Agreements, the “Warrant Agreements”) each to be between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).

        Purchase Contracts will be issued under one or more purchase contract agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Purchase Contract Agreement”), each to be between the Company and a financial institution identified therein as the purchase contract agent (the “Purchase Contract Agent”). Units will be issued under one or more unit agreements in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Unit Agreement”), each to be between the Company and a financial institution identified therein as the unit agent (the “Unit Agent”). Depositary Shares will be issued under one or more deposit agreements in a form that will be filed along with a form of depositary receipt as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (the “Depositary”).

        For the purposes of this letter, I have examined such documents, records, certificates, memoranda and other instruments as I deemed necessary as a basis for this opinion. As to questions of fact material to the opinions expressed below, I have, when relevant facts were not independently established by me, relied upon certificates of officers of the Company or other evidence satisfactory to me.

In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me as original documents and the conformity to original or certified documents of all documents submitted to me as copies. I have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. I have also assumed that (1) the Registration Statement will have become effective pursuant to the provisions of the Act and any applicable trustee will have been qualified under the Trust Indenture Act and a Form T-1 will have been filed with the Commission and (2) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of any Securities.

        Based upon and subject to the assumptions and limitations stated in this letter, I am of the opinion that:

    1.        The Company is a validly existing corporation in good standing under the laws of the State of Delaware. The Company has authority pursuant to its Certificate of Incorporation to issue up to 150,000,000 shares of Common Stock. When (a) all corporate action necessary for the issuance of the Common Stock has been taken and (b) such shares of Common Stock have been duly issued and delivered to and paid for by the purchasers thereof, the Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

    2.        When (a) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption of a Certificate of Designations relating thereto, (b) the final terms of the Preferred Stock have been duly established and approved, (c) the Certificate of Designations is duly filed with the Delaware Secretary of State and (d) the shares of Preferred Stock have been duly issued and delivered to and paid for by the purchasers thereof, the Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

    3.        When (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of Senior Securities, (b) the Senior Indenture, any supplemental indenture and the Senior Securities have been duly executed by the Company and, if applicable, each Senior Subsidiary Guarantor, and (c) the Senior Securities have been authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, the Senior Securities will constitute valid and binding obligations of the Company and, if applicable, each Senior Subsidiary Guarantor, enforceable against the Company and each Senior Subsidiary Guarantor, as the case may be, in accordance with the terms thereof.

    4.        When (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of Subordinated Securities, (b) the Subordinated Indenture, any supplemental indenture and the Subordinated Securities have been duly executed by the Company and, if applicable, each Subordinated Subsidiary Guarantor, and (c) the Subordinated Securities have been authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, the Subordinated Securities will constitute valid and binding obligations of the Company and, if applicable, each Subordinated Subsidiary Guarantor, enforceable against the Company and each Subordinated Subsidiary Guarantor, as the case may be, in accordance with the terms thereof.

    5.        When (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) certificates representing such Warrants have been duly executed by the Company, countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof.

    6.        When (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable Purchase Contract Agreement (including a form of certificate evidencing the Purchase Contracts) and (b) certificates representing such Purchase Contracts have been duly executed by the Company, countersigned by the applicable Purchase Contract Agent in accordance with the applicable Purchase Contract Agreement (if required by the applicable Purchase Contract Agreement), and delivered to and paid for by the purchasers thereof, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof.

    7.        When (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable Unit Agreement (including a form of certificate evidencing the Units) and (b) certificates representing such Units have been duly executed by the Company, countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement (if required by the applicable Unit Agreement), and delivered to and paid for by the purchasers thereof, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with the terms thereof.

    8.        When (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the applicable Deposit Agreement (including a form of depositary receipts), (b) the appropriate corporate action necessary for the issuance of such Depositary Shares and the issuance and deposit of the underlying Securities has been taken by the Company, and (c) depositary receipts representing such Depositary Shares have been duly executed by the applicable Depositary in accordance with the applicable Deposit Agreement and delivered to and paid for by the purchasers thereof, such Depositary Shares will be validly issued and will entitle the holders thereof to the benefits of the applicable Deposit Agreement.

        The opinions set forth above are subject, as to enforcement, to (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (2) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (3) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and (4) in the case of agreements and instruments creating the securities referenced above (other than those agreements and instruments which have been filed as exhibits to the Registration Statement as of the date of this letter), my review of the final terms and conditions of those agreements.

        I am admitted to practice law in the State of Illinois and the District of Columbia. My opinions set forth above are limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws), the laws of the State of New York and the federal laws of the United States and I do not express any opinion herein concerning any other laws. In rendering my opinions set forth herein, I have relied upon the opinion of Kirkland & Ellis with respect to the laws of the State of New York. I advise you that issues addressed by this letter may be governed in whole or in part by other laws, but I express no opinion as to whether any relevant difference exists between the laws upon which my opinions are based and any other laws which may actually govern. In addition, I note, but express no opinion as to, the potential liability of holders of any security with respect to wage claims of, or other debts owing to, employees of the Company for services performed, to the extent provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

        The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. I disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

        I am furnishing this opinion in connection with the filing of the Registration Statement with the Commission and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written consent.

        I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to me under the heading “Legal Opinions” set forth in the prospectus forming part of the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours, /s/ Oren B. Azar Oren B. Azar Secretary and Associate General Counsel